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                                                   EXHIBIT (15)(c)


                     STATE STREET RESEARCH TAX-EXEMPT TRUST

                        Amendment No. 1 dated May 1, 2000
                                       to
     First Amended and Restated Plan of Distribution Pursuant to Rule 12b-1
                               dated June 5, 1993

         The current series of the above-referenced Trust affected by this Amendment include:

                 State Street Research Tax-Exempt Fund
                 State Street Research New York Tax-Free Fund

SECTION 2. MAXIMUM EXPENDITURES, first sentence, clause (i) is hereby revised in its entirety to read as follows:

         "(i) with respect to Class A Shares of each Initial Series, an annual rate of up to 15% of the average daily value of net assets represented by such Class A shares to finance sales or promotion expenses and an annual rate of .25% of the average daily value of net assets represented by such Class A shares to make payments for personal service and/or the maintenance of shareholder accounts,"

SECTION 3. PAYMENTS, last paragraph, is hereby amended to add the following at the end thereof:

         "The Distributor shall be entitled to reimbursement in any year for expenditures incurred by it in any prior year relating to Class A shares."


                                       STATE STREET RESEARCH
                                       TAX-EXEMPT TRUST


                                       By: /s/ Douglas A. Romich
                                          --------------------------
                                          Douglas A. Romich
                                          Assistant Treasurer


                                       STATE STREET RESEARCH
                                       INVESTMENT SERVICES, INC.


                                       By: /s/ Kevin Wilkins
                                          --------------------------
                                          Kevin Wilkins
                                          Executive Vice President